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As filed with the Securities and Exchange Commission on August 11, 2000

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EOP OPERATING LIMITED PARTNERSHIP

(Exact name of registrant as specified in its governing instrument)

Delaware (State of Organization)	36-4156801 (I.R.S. Employer Identification Number)

Two North Riverside Plaza, Suite 2100
Chicago, Illinois 60606
(Address of principal executive offices)

Stanley M. Stevens
Executive Vice-President, Chief Legal Counsel and Secretary
Equity Office Properties Trust
Two North Riverside Plaza, Suite 2100
Chicago, Illinois 60606
(Name and address of agent for service)

Copies to:
J. Warren Gorrell, Jr.
George P. Barsness
HOGAN & HARTSON L.L.P.
555 Thirteenth Street, N.W.
Washington, D.C. 20004-1109
(202) 637-5600

    Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Being Registered(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)

Debt securities and warrants exercisable for debt securities	$2,000,000,000	$528,000

(1)
This registration statement also covers delayed delivery contracts which may be issued by the registrant under which the counterparty may be required to purchase debt securities.
(2)
Or (i) the equivalent thereof denominated in one or more foreign currencies or units of two or more foreign currencies or composite currencies (such as European Currency Units) or (ii) in the event of the issuance of discount debt securities, such higher principal amount as may be sold for an initial public offering price not to exceed $2,000,000,000.
(3)
Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

    The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

$2,000,000,000
EOP OPERATING LIMITED PARTNERSHIP
Debt Securities and Debt Warrants

    We may offer from time to time in one or more series our unsecured senior debt securities and our warrants exercisable for debt securities with an aggregate initial public offering price of up to $2,000,000,000, or its equivalent in a foreign currency based on the exchange rate at the time of sale, in amounts, at initial prices and on terms determined at the time of offering. We refer to the debt securities and the warrants collectively as the "securities" in this prospectus. We may offer the securities separately or together, in separate series and in amounts, at prices and on terms described in one or more supplements to this prospectus.

    We will deliver this prospectus together with a prospectus supplement setting forth the specific terms of the securities we are offering. The specific terms of the debt securities will include the specific title, series, aggregate principal amount, currency form, which may be registered, bearer, certificated or global, authorized denominations, maturity, rate, or manner of calculation thereof, and time of payment of interest, terms for redemption at our option or repayment at your option, if applicable, terms for sinking fund payments, additional covenants and any initial public offering price. The specific terms of the warrants will include the number and terms thereof, the designation, terms and principal amount of debt securities issuable upon exercise, the exercise price, the exercise date(s) or period(s), the terms of the offering and sale thereof, and, where applicable, the duration and detachability thereof. In the case of all securities, the specific terms will include whether the securities will be offered separately or as a unit with other securities.

    The applicable prospectus supplement also will contain information, where applicable, about U. S. federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement.

    We may offer the securities directly, through agents designated from time to time by us, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. For more detailed information, see "Plan of Distribution" beginning on page 20. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

    We encourage you to read this entire prospectus, including the related prospectus supplement, carefully before you make an investment in our securities.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated        , 2000.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS

    We make forward-looking statements in this document, and in documents that are incorporated by reference in this document, that are subject to risks and uncertainties. Statements including words such as "believes," "expects," "anticipates," "intends," "plans," "estimates," or similar expressions are forward-looking statements. Many factors, some of which are discussed elsewhere in this document and in the documents incorporated by reference in this document, could affect our future financial results and could cause actual results to differ materially from those expressed in forward-looking statements contained or incorporated by reference in this document. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements in this document include, among others, the factors discussed under the caption "Risk Factors" in our Form 10-K or in other reports filed with the SEC incorporated herein by reference, changes of a macroeconomic nature, including changes in the economic conditions affecting industries in which our principal tenants compete, the ability to timely lease or re-lease square footage at current or anticipated rents, the ability to achieve economies of scale over time, the demand for tenant services beyond those traditionally provided by landlords, changes in interest rates, changes in operating costs, future demand for our debt and equity securities and the ability to complete current and future development projects on time and on schedule. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Our future results following completion of our recent merger with Cornerstone Properties Limited Partnership may differ materially from those expressed in these forward-looking statements. Many of the factors that determine these results are beyond our ability to control or predict. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

WHERE YOU CAN FIND MORE INFORMATION

    This prospectus does not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If SEC rules and regulations require that such agreement or document be filed as an exhibit to the registration statement, please see such agreement or document for a complete description of these matters. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

    We file annual, quarterly and current reports and other information with the SEC. You may read and copy materials that we have filed with the SEC, including the registration statement, at the following SEC public reference rooms:

450 Fifth Street. N.W.	7 World Trade Center	500 West Madison Street
Room 1024	Suite 1300	Suite 1400
Washington, D.C. 20549	New York, New York 10048	Chicago, Illinois 60661

    Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

    Our SEC filings are also available to the public on the SEC's Web Site at http://www.sec.gov.

    The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below, which we have previously filed with the SEC and hereby are considered a part of this prospectus, and any future filings made with the SEC under

Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. Such filings contain important information about us and our financial condition.

1999 Annual Report on Form 10-K	Filed on March 29, 2000
Amendment to Form 10-K on Form 10-K/A	Filed on May 12, 2000
Quarterly Report on Form 10-Q for the quarter ended March 31, 2000	Filed on May 15, 2000
Current Reports on Form 8-K	Filed on July 5, 2000, May 12, 2000, March 24, 2000, March 15, 2000 and February 16, 2000

    You can obtain copies of any of the documents incorporated by reference in this document from us or through the SEC or the SEC's web site described above. Documents incorporated by reference are available from us, without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit to this document. You may obtain documents incorporated by reference in this document by writing or calling us at the following address:

                  EOP OPERATING LIMITED PARTNERSHIP
                  c/o Equity Office Properties Trust
                  Two North Riverside Plaza, Suite 2100
                  Chicago, Illinois 60606
                  Attention: Chief Legal Counsel
                  Telephone: (312) 466-3300

EOP PARTNERSHIP

    We are the operating partnership of Equity Office Properties Trust, a Maryland real estate investment trust whose shares are listed on the New York Stock Exchange under the trading symbol "EOP" and which we generally refer to as "Equity Office" in this prospectus. Equity Office is our sole general partner and owns the controlling interest in us. Equity Office owns substantially all of its assets and conducts all of its operations through us. We are engaged primarily in acquiring, owning, operating and leasing office properties. Equity Office is the nation's largest publicly held owner and operator of office properties, with a portfolio of 383 office buildings containing approximately 99.2 million square feet in 24 states and the District of Columbia as of August 9, 2000. Equity Office, which has elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes, is an independent real estate company that manages all aspects of its operations internally.

    We were organized as a Delaware limited partnership in July 1997. Equity Office was organized in 1996 and began operations in 1997 to continue and expand the national office property business of Mr. Samuel Zell, chairman of the board of trustees of Equity Office, and his affiliates.

    Our principal executive offices are located at Two North Riverside Plaza, Suite 2100, Chicago, Illinois 60606, and our telephone number is (312) 466-3300.

USE OF PROCEEDS

    Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from any sale of securities for general business purposes, including the repayment of outstanding debt and the acquisition or development of additional properties.

RATIOS OF EARNINGS TO FIXED CHARGES

    Our ratio of earnings to fixed charges for each of the periods indicated is as follows:

	EOP Partnership				EOP Partnership Predecessors
	For the three months ended March 31, 2000	For the years ended December 31,		For the period from July 11, 1997 through December 31, 1997		For the years ended December 31,
For the period from January 1, 1997 through July 10, 1997
		1999	1998			1996	1995
Ratio of earnings to fixed charges	1.94x	1.95x	2.04x	2.14x	1.56x	1.52x	1.05x

    The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, earnings consist of income before allocation to minority interests, income from investment in unconsolidated joint ventures, net gain on sales of real estate and extraordinary items plus taxes, fixed charges, amortization of capitalized interest, distributed income of investments in unconsolidated joint ventures less capitalized interest. Fixed charges consist of interest expense, capitalized interest and loan amortization cost.

DESCRIPTION OF DEBT SECURITIES

    The following describes some of the general terms and provisions of the indenture dated as of August  , 2000, between us and U.S. Bank Trust National Association, as trustee, which, together with any other trustee(s) appointed with respect to a particular series of debt securities, we refer to as the "trustee." The particular terms of the debt securities will be set forth in a prospectus supplement relating to such debt securities and in the applicable form of note.

    The indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and is available for inspection at the corporate trust office of the trustee, or as described below under "Where You Can Find More Information" beginning on page 2 of this prospectus. The indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended. The statements made in this prospectus relating to the indenture and the debt securities to be issued under the indenture are summaries of some, but not all, of the provisions of the indenture and the debt securities and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the indenture and such debt securities. Unless otherwise specified, all section references appearing in this summary are to sections of the indenture.

General

    The debt securities will be direct, unsecured obligations of EOP Partnership and will rank equally with all other unsecured and unsubordinated indebtedness of EOP Partnership. Unless otherwise specified in the applicable prospectus supplement, Equity Office has no obligation for payment of principal of or interest on the debt securities. The debt securities may be issued in one or more series, in each case as established from time to time in or pursuant to authority granted by a resolution of the Equity Office board of trustees, as general partner of EOP Partnership, or as established in the indenture or in one or more indentures supplemental to the indenture. All debt securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuances of additional debt securities of such series (Section 301).

    The indenture provides that there may be more than one trustee, each with respect to one or more series of debt securities. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to such series (Section 608). If two or more persons are acting as trustee with respect to different series of debt securities, each such trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee (Section 609), and, except as otherwise indicated herein, any action described herein to be taken by the trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the indenture.

    Reference is made to the prospectus supplement relating to the series of debt securities being offered for the specific terms thereof, including:

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  the title and series designation of the debt securities;

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  the aggregate principal amount of the debt securities and any limit on the aggregate principal amount;

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  the percentage of the principal amount at which the debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof;

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  the date or dates, or the method of determining the date or dates, on which the principal of the debt securities will be payable;

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  the rate or rates, which may be fixed or variable, or the method by which the rate or rates shall be determined, at which the debt securities will bear interest, if any;

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  the date or dates, or the method for determining such date or dates, from which any interest will accrue, the interest payment dates on which any interest will be payable, the regular record dates for interest payment dates, or the method by which those dates shall be determined, the person to whom the interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

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  the place or places, if other than the corporate trust office of the trustee, where:

  —
  the principal of, and premium or Make-Whole Amount (as defined below), if any, interest, if any, and additional amounts, if any, on the debt securities will be payable;

  —
  the debt securities may be surrendered for registration of transfer or exchange; and

  —
  notices or demands to or upon us in respect of the debt securities and the indenture may be served;

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  the period or periods within which, the price or prices at which, the currency or currencies in which and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option, if we have such an option;

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  our obligation, if any, to redeem, repay or repurchase the debt securities under any sinking fund or at the option of a holder of the debt securities, and the period or periods within which, the price or prices as to which and the terms and conditions upon which the debt securities will be so redeemed, repaid or repurchased, in whole or in part;

  •
  if other than United States dollars, the currency or currencies in which the debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

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  whether the amount of payments of principal of, and premium or Make-Whole Amount, if any, or interest, if any, on the debt securities may be determined with reference to an index, formula or other method, which index, formula or other method, and the manner in which such amounts shall be determined;

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  any additions to, modifications of or deletions from the terms of the debt securities with respect to the events of default or covenants set forth in the indenture;

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  whether the debt securities will be issued in certificated or book-entry form;

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  whether the debt securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof and the terms and conditions relating thereto;

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  the applicability, if any, of the defeasance and covenant defeasance provisions contained in the indenture;

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  whether and, if so, under what circumstances we will pay additional amounts as contemplated in the indenture in respect of any tax, assessment or governmental charge and whether we will have the option to redeem the debt securities in lieu of making such payment; and

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  any other terms of the debt securities not inconsistent with the provisions of the indenture (Section 301).

    The debt securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. Special United States federal income tax, accounting and other considerations applicable to any such original issue discount securities will be described in the applicable prospectus supplement.

    Reference is made to the applicable prospectus supplement for information with respect to any additions to, modifications of or deletions from the events of default or covenants set forth in the indenture, including any addition of any covenant or other provision granting special rights upon the occurrence of specified events to the holders of a particular series of debt securities.

  As used in the indenture and the description thereof herein:

  "Make-Whole Amount" means, in connection with any optional redemption or accelerated payment of any debt securities, the excess, if any of (a) the aggregate present value as of the date of such redemption or accelerated payment of each dollar of principal being redeemed or paid and the amount of interest, exclusive of interest accrued to the date of redemption or accelerated payment, that would have been payable in respect of each such dollar if such redemption had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate, determined on the third business day preceding the date notice of such redemption is given, from the respective dates on which such principal and interest would have been payable if such redemption or accelerated payment had not been made, to the date of redemption or accelerated payment; over (b) the aggregate principal amount of the debt securities being redeemed or paid.

  "Reinvestment Rate" means .25% plus the arithmetic mean of the yields under the heading "Week Ending" published in the most recent Statistical Release under the caption "Treasury Constant Maturities" for the maturity, rounded to the nearest month, corresponding to the remaining life to maturity, as of the payment date of the principal amount of the Notes being redeemed. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used. If the format or content of the Statistical Release changes in a manner that precludes determination of the Treasury yield in the above manner, then the Treasury yield shall be determined in the manner that most closely approximates the above manner, as reasonably determined by us.

  "Statistical Release" means the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which reports yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any required determination under the Indenture, then such other reasonably comparable index which shall be designated by us.

Denominations, Interest, Registration and Transfer

    Unless otherwise described in the applicable prospectus supplement, the debt securities of any series will be issuable in denominations of $1,000 and integral multiples thereof (Section 302).

    Unless otherwise specified in the applicable prospectus supplement, the principal of, and premium, if any, and interest on any series of debt securities will be payable at the corporate trust office of the trustee, initially located at 100 Wall Street, Corporate Trust Office, 16th floor, New York, New York 10005; provided that, at our option, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the security register or by wire transfer of funds to such person at an account maintained within the United States (Sections 301, 305, 306, 307 and 1002).

    Unless otherwise specified with respect to a particular series of debt securities, any interest not punctually paid or duly provided for on any interest payment date with respect to a debt security will cease to be payable to the holder on the applicable regular record date and, at our election, may either be paid to the person in whose name such debt security is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the trustee, or may be paid at any time in any other lawful manner, all as more completely described in the indenture. Notice of the fixing of any special record date for the payment of defaulted interest is required to be given to the holders of the affected debt securities not less than 10 days prior to such special record date. (Section 307).

    Subject to limitations imposed upon debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of such debt securities at the corporate trust office of the trustee referred to above. In addition, subject to limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for registration of transfer or exchange thereof at the corporate trust office of the trustee. Every debt security surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (Section 305). If the applicable prospectus supplement refers to any transfer agent, in addition to the trustee, initially designated by us with respect to any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for such series. We may at any time designate additional transfer agents with respect to any series of debt securities (Section 1002).

    Neither we nor the trustee under the indenture are required to:

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  issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

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  register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

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  issue, register the transfer of or exchange any debt security which has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid (Section 305).

Selected Indenture Covenants

    Limitations on Incurrence of Debt.  We may not, and may not permit any of our Subsidiaries (as defined below) to, incur any Debt (as defined below), other than intercompany Debt (representing Debt to which the only parties are us, Equity Office or any of our or Equity Office's Subsidiaries, but only so long as such Debt is held solely by any of us, Equity Office or any of our or Equity Office's Subsidiaries; and provided that, in the case of Debt owed to our Subsidiaries, such Debt is subordinate in right of payment to the debt securities), if, immediately after giving effect to the incurrence of such additional Debt, the aggregate principal amount of all of our outstanding Debt and the outstanding Debt of our Subsidiaries on a consolidated basis determined in accordance with generally accepted accounting principles is greater than 60% of the sum of:

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  our Total Assets (as defined below) as of the end of the fiscal quarter covered in our Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC, or, if such filing is not required under the Exchange Act, with the trustee, prior to the incurrence of such additional Debt; and

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  the increase or decrease in our Total Assets from the end of such quarter including, without limitation, any increase in our Total Assets resulting from the incurrence of such additional Debt; such increase or decrease together with our Total Assets is referred to as our "Adjusted Total Assets" (Section 1004(a)).

    In addition to the foregoing limitations on the incurrence of Debt, we may not, and may not permit any of our Subsidiaries to, incur any Secured Debt (as defined below) if, immediately after giving effect to the incurrence of such additional Secured Debt, the aggregate principal amount of all of our and our Subsidiaries outstanding Secured Debt on a consolidated basis is greater than 40% of our Adjusted Total Assets (Section 1004(b)).

    In addition to the foregoing limitations on the incurrence of Debt, we may not, and may not permit any of our Subsidiaries to, incur any Debt, other than intercompany Debt (provided that, in the case of Debt owed to our Subsidiaries, such Debt is subordinate in right of payment to the debt securities), if the ratio of our Consolidated Income Available for Debt Service to our Annual Debt Service Charge (in each case as defined below) for the period consisting of the four consecutive fiscal quarters most recently ended prior to the date on which the additional Debt is to be incurred shall have been less than 1.5 to 1 on a pro forma basis after giving effect to the incurrence of such Debt and to the application of the proceeds therefrom, and calculated on the assumption that:

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  such Debt and any other Debt incurred by us or our Subsidiaries since the first day of such four-quarter period, which was outstanding at the end of such period, had been incurred at the beginning of such period and continued to be outstanding throughout such period, and the application of the proceeds of such Debt, including to refinance other Debt, had occurred at the beginning of such period;

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  the repayment or retirement of any other Debt by us or our Subsidiaries since the first day of such four-quarter period had been repaid or retired at the beginning of such period, except that, in determining the amount of Debt so repaid or retired, the amount of Debt under any revolving credit facility is computed based upon the average daily balance of such Debt during such period;

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  in the case of Acquired Indebtedness or Debt incurred in connection with any acquisition since the first day of the four-quarter period, the related acquisition had occurred as of the first day of the period with the appropriate adjustments with respect to the acquisition being included in the pro forma calculation; and

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  in the case of any increase or decrease in our Total Assets, or any other acquisition or disposition by us or any of our Subsidiaries of any asset or group of assets, since the first day of such four-quarter period, including by merger, stock purchase or sale, or asset purchase or sale, such increase, decrease or other acquisition or disposition or any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments to revenues, expenses and Debt levels with respect to such increase, decrease or other acquisition or disposition being included in such pro forma calculation (Section 1004(c)).

    Maintenance of Total Unencumbered Assets.  We are required at all times to maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of all of our and our Subsidiaries' outstanding Unsecured Debt on a consolidated basis (Section 1004(d)).

As used in the indenture and the description thereof herein:

    "Acquired Indebtedness" means Debt of a person existing at the time the person becomes a Subsidiary or that is assumed in connection with the acquisition of assets from the person, in each case, other than Debt incurred in connection with, or in contemplation of, the person becoming a Subsidiary or that acquisition. Acquired Indebtedness is deemed to be incurred on the date of the related acquisition of assets from any person or the date the acquired person becomes a Subsidiary.

    "Annual Debt Service Charge" as of any date means the amount which is expensed in any 12-month period by us and our Subsidiaries for Consolidated Interest Expense.

    "Consolidated Income Available for Debt Service" for any period means Consolidated Net Income plus amounts which have been deducted in determining Consolidated Net Income during such period for:

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  Consolidated Interest Expense;

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  provisions for taxes based on income;

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  amortization (other than amortization of debt discount) and depreciation;

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  provisions for losses from sales or joint ventures;

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  increases in deferred taxes and other noncash items;

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  charges resulting from a change in accounting principles; and

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  charges for early extinguishment of debt, and less amounts which have been added in determining Consolidated Net Income during such period for provisions for gains from sales or joint ventures and decreases in deferred taxes and other noncash items.

    "Consolidated Interest Expense" means, for any period, and without duplication, all interest, including the interest component of rentals on leases reflected in accordance with generally accepted accounting principles as capitalized leases on our consolidated balance sheet, letter of credit fees, commitment fees and other like financial charges, and all amortization of debt discount on all of our Debt, including payment-in-kind, zero coupon and other securities, and the Debt of our Subsidiaries, but excluding legal fees, title insurance charges and other out-of-pocket fees and expenses incurred in connection with the issuance of Debt, all determined in accordance with generally accepted accounting principles.

    "Consolidated Net Income" for any period means the amount of net income or loss of EOP Partnership and its Subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles.

    "Debt" means, without duplication, any indebtedness of EOP Partnership and its Subsidiaries, whether or not contingent, in respect of:

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  borrowed money evidenced by bonds, notes, debentures or similar instruments;

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  indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by us and our Subsidiaries;

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  the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable; and

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  any lease of property by us or our Subsidiaries as lessee which is reflected in the our consolidated balance sheet as a capitalized lease in accordance with generally accepted accounting principles, in the case of items of indebtedness listed immediately above to the extent that any such items, other than letters of credit, would appear as a liability on our consolidated balance sheet in accordance with generally accepted accounting principles.

    The term "Debt" also includes, to the extent not otherwise included:

  •
  any obligation by us or any of our Subsidiaries to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another person (other than EOP Partnership or any Subsidiary);

  •
  Debt of a Subsidiary of EOP Partnership existing prior to the time it became our Subsidiary is deemed to be incurred upon such Subsidiary becoming our Subsidiary; and

  •
  Debt of a person existing prior to a merger or consolidation of such person with EOP Partnership or any of our Subsidiaries in which such person is the successor to EOP Partnership or such Subsidiary, which, for purposes of the indenture, is deemed to be incurred upon the consummation of such merger or consolidation.

    The term "Debt" does not include any such indebtedness that has been the subject of an "in substance" defeasance in accordance with generally accepted accounting principles.

    "Secured Debt" means, without duplication, Debt secured by any mortgage, trust deed, deed of trust, deed to secure debt, security agreement, pledge, conditional sale or other title retention agreement, capitalized lease, or other like agreement granting or conveying security title to or a security interest in real property or other tangible assets. Secured Debt is deemed to be incurred:

  •
  on the date EOP Partnership or any Subsidiary of EOP Partnership creates, assumes, guarantees or otherwise becomes liable in respect thereof if it is secured in the manner described in the preceding sentence on such date; or

  •
  on the date EOP Partnership or any Subsidiary of EOP Partnership first secures such Debt in the manner described in the preceding sentence if such Debt was not so secured on the date it was incurred.

    "Subsidiary" means:

  •
  a corporation, partnership, limited liability company, trust, real estate investment trust or other entity a majority of the voting power of the voting equity securities of which are owned, directly or indirectly, by us or by one or more of our Subsidiaries;

  •
  a partnership, limited liability company, trust, real estate investment trust or other entity not treated as a corporation for federal income tax purposes, the majority of the value of the equity interests of which are owned, directly or indirectly, by us or by one or more Subsidiaries; and

  •
  one or more corporations which, either individually or in the aggregate, would be Significant Subsidiaries (as defined in Article I, Rule 1-02 of Regulation S-X under the Securities Act of 1933, as amended, except that the investment, asset and equity thresholds for purposes of this definition shall be 5%), the majority of the value of the equity interests of which are owned, directly or indirectly, by us or by one or more Subsidiaries.

    "Total Assets" as of any date means the sum of (a) our and our Subsidiaries' Undepreciated Real Estate Assets and (b) all of our and our Subsidiaries' other assets on a consolidated basis determined in accordance with generally accepted accounting principles, but excluding intangibles and accounts receivable.

    "Total Unencumbered Assets" as of any date means the sum of (a) those Undepreciated Real Estate Assets not securing any portion of Secured Debt and (b) all of our and our Subsidiaries' other assets on a consolidated basis not securing any portion of Secured Debt determined in accordance with generally accepted accounting principles, but excluding intangibles and accounts receivable.

    "Undepreciated Real Estate Assets" as of any date means the original cost plus capital improvements of our and our Subsidiaries' real estate assets on such date, before depreciation and amortization, determined on a consolidated basis in accordance with generally accepted accounting principles.

    "Unsecured Debt" means our and our Subsidiaries' Debt that is not Secured Debt.

    Existence.  Except as permitted under "—Merger, Consolidation or Sale" below, we are required to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises; provided, however, that we are not required to preserve any right or franchise if the Equity Office board of trustees determines that the preservation thereof is no longer desirable in the conduct of our business and that the loss thereof is not disadvantageous in any material respect to the holders of our debt securities (Section 1006).

    Maintenance of Properties.  We are required to cause all of our material properties used or useful in the conduct of our business or the business of any of our Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and to cause to be made all necessary repairs, renewals, replacements, betterments and improvements, all as in our reasonable judgment may be necessary so that our business may be properly and advantageously conducted at all times; provided, however, that we and our Subsidiaries may not be prevented from discontinuing the operation and maintenance of any of the properties if such discontinuance is, in our judgment, desirable in the conduct of our business and not disadvantageous in any material respect to the holders of our debt securities (Section 1007).

    Insurance.  We are required to, and are required to cause each of our Subsidiaries to, maintain insurance coverage by financially sound and reputable insurance companies in such forms and amounts and against such risks as are customary for companies of established reputation engaged in the same or a similar business (Section 1008).

    Payment of Taxes and Other Claims.  We are required to pay or discharge or cause to be paid or discharged, before the same shall become delinquent:

  •
  all material taxes, assessments and governmental charges levied or imposed upon us or any of our Subsidiaries or upon our income, profits or property or that of any of our Subsidiaries;

  •
  all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or the property of any of our Subsidiaries;

provided, however, that we are not required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings so long as appropriate reserves are established therefor in accordance with generally accepted accounting principles (Section 1009).

    Provision of Financial Information.  Whether or not we are subject to Section 13 or 15(d) of the Exchange Act and for so long as any debt securities are outstanding, we are required under the indenture, to the extent permitted under the Exchange Act, to file with the SEC the annual reports, quarterly reports and other documents which we would have been required to file with the SEC pursuant to such Section 13 or 15(d) if we were so subject; such documents to be filed with the SEC on or prior to the respective dates by which we would have been required to file such documents if we were so subject. We will also in any event:

  •
  within 15 days of each required filing date:

  •
  transmit by mail to all holders of debt securities, as their names and addresses appear in the security register for the debt securities, without cost to such holders, copies of the annual reports and quarterly reports which we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to such sections; and

  •
  file with the trustee copies of the annual reports, quarterly reports and other documents which we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to such sections; and

  •
  if filing such documents by us with the SEC is not made under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder (Section 1010).

Merger, Consolidation or Sale

    We may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other corporation, limited liability company, association, partnership, real estate investment trust, company or business trust, provided that:

  •
  we are the continuing entity, or the successor entity or the transferees or assignees of such assets, if other than us, formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets by lease, subject to our continuing obligations set forth in the indenture, or otherwise, either directly or indirectly, shall expressly assume payment of the principal of, and premium or Make-Whole Amount, if any, and interest on all the debt securities issued by us under the indenture and the due and punctual performance and observance of all of the covenants and conditions contained in the indenture;

  •
  the successor entity formed by or resulting from any such consolidation or merger or which shall have received the transfer of assets shall be a United States entity;

  •
  immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of us or any of our Subsidiaries as a result thereof as having been incurred by us or such Subsidiary at the time of such transaction, no event of default under the indenture, and no event which, after notice or the lapse of time, or both, would become such an event of default, shall have occurred and be continuing; and

  •
  an officer's certificate and legal opinion covering such conditions shall be delivered to the trustee (Sections 801 and 803).

Events of Default, Notice and Waiver

    The following events are "events of default" with respect to the debt securities of a series:

  •
  default by us for 30 days in the payment of any installment of interest or any additional amounts payable on any debt securities of such series;

  •
  default by us in the payment of the principal of, or premium or Make-Whole Amount, if any, on, any debt securities at their maturity;

  •
  default by us in the deposit of any sinking fund payment due under the terms of any particular series of debt securities;

  •
  default by us in the performance, or breach by us, of any of our other covenants contained in the indenture; such default having continued for 60 days after written notice as provided pursuant to the indenture;

  •
  default by us in the payment of an aggregate principal amount exceeding $5,000,000 of any evidence of recourse indebtedness or any mortgage, indenture or other instrument under which such indebtedness is issued or by which such indebtedness is secured, such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled, such default having continued for a period of 10 days after written notice as provided pursuant to the indenture; and

  •
  specified events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee for EOP Partnership or any Significant Subsidiary of EOP Partnership or any of their respective property. (Section 501).

    If an event of default under the indenture occurs and is continuing, then in every such case the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of the series in default may declare the principal amount of all of the debt securities of such series to be due and payable immediately by written notice thereof to EOP Partnership, and to the trustee if given by the holders. However, at any time after such a declaration of acceleration with respect to such debt securities has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of such outstanding debt securities may rescind and annul such declaration and its consequences if:

  •
  we shall have paid or deposited with the trustee all required payments of the principal of, and premium or Make-Whole Amount, if any, and interest on such debt securities, plus required fees, expenses, disbursements and advances of the trustee; and

  •
  all events of default, other than the nonpayment of accelerated principal of, or specified portion thereof, or premium or Make-Whole Amount, if any, or interest on such debt securities, or additional amounts with respect to such debt securities have become due solely by such declaration of acceleration, have been cured or waived as provided in the indenture (Section 502).

    The indenture also provides that the holders of not less than a majority in principal amount of the outstanding debt securities of a series may waive any past default with respect to such series and its consequences, except a default:

  •
  in the payment of the principal of, or premium or Make-Whole Amount, if any, or interest on any such debt securities or any additional amounts with respect to any debt security of such series or any related coupon; or

  •
  in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby (Section 513).

    The trustee will be required to give notice to the holder of debt securities within 90 days of a default under the indenture unless such default has been cured or waived; provided, however, that the trustee may withhold notice to the holders of any default (except a default in the payment of the principal of, or premium or Make-Whole Amount, if any, or interest on any debt securities or any additional amounts with respect to any debt security of such series or in the payment of any sinking fund installment in respect of any debt securities) if specified responsible officers of the trustee consider such withholding to be in the interest of such holders (Section 601).

    The indenture provides that no holder of debt securities or related coupon may institute any proceedings, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy thereunder, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of a series, as well as an offer of indemnity reasonably satisfactory to it (Section 507). This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and premium or Make-Whole Amount, if any, and interest on, and any additional amounts in respect of, such debt securities at the respective due dates thereof (Section 508).

    Subject to the provisions in the indenture relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of any debt securities then outstanding under the indenture, unless such holders shall have offered to the trustee thereunder reasonable security or indemnity (Section 602). The holders of not less than a majority in principal amount of the outstanding debt securities of a series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee in respect of such debt securities, or of exercising any trust or power conferred upon the trustee in respect of such debt securities and related coupons. However, the trustee may refuse to follow any direction which is in conflict with any law or the indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of such series not joining therein, but may take any other action deemed proper by the trustee which is not inconsistent with such direction. (Section 512).

    Within 120 days after the close of each fiscal year, we must deliver to the trustee a certificate, signed by one of several specified officers of Equity Office, our general partner, stating whether or not such officer has knowledge of any default under the indenture and, if so, specifying each such default and the nature and status thereof (Section 1011).

Modification of the Indenture

    Modifications and amendments of the indenture will be permitted to be made only with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities of each series which is affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holders of each such debt security affected thereby:

  •
  change the stated maturity of the principal of, or premium or Make-Whole Amount, if any, or any installment of principal of or interest on, or any additional amounts with respect to, any such debt security;

  •
  reduce the principal amount of, or the rate or amount of interest on, or any premium or Make-Whole Amount, payable on redemption of, any such debt security;

  •
  reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of the acceleration of the maturity of such security or the amount thereof that would be payable in bankruptcy, or adversely affect any right of repayment at the option of the holder;

  •
  change the place of payment, or the coin or currency, for payment of principal of, or premium or Make-Whole Amount, if any, or interest on, or any additional amounts with respect to, any such debt security;

  •
  impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;

  •
  reduce the above stated percentage in principal amount of outstanding debt securities of any series necessary to modify or amend the indenture, to waive compliance with specified provisions thereof or specified defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the indenture; or

  •
  modify any of the foregoing provisions or any of the provisions relating to the waiver of some past defaults or some covenants, except to increase the required percentage to effect such action or to provide that specified other provisions may not be modified or waived without the consent of the holders of each such debt security affected thereby (Section 902).

    A debt security shall be deemed outstanding if it has been authenticated and delivered under the indenture unless, among other things, such debt security has been canceled or redeemed.

    The indenture provides that the holders of not less than a majority in principal amount of outstanding debt securities of a series have the right to waive compliance by EOP Partnership with specified covenants in the indenture in respect of such debt securities (Section 1013). Compliance with the covenants described herein and such additional covenants with respect to the debt securities of a series generally may not be waived by the Equity Office board of trustees, as our general partner, or by the trustee.

    Modifications and amendments of the indenture will be permitted to be made by us and the trustee without the consent of any holder for any of the following purposes:

  •
  to evidence the succession or addition of another person to us as obligor under the indenture;

  •
  to add to our covenants for the benefit of the holders or to surrender any right or power conferred upon us in the indenture;

  •
  to add events of default for the benefit of the holders of all or any series of debt securities;

  •
  to add or change provisions of the indenture relating to bearer securities, to the extent permitted by the indenture;

  •
  to change or eliminate any provisions of the indenture, provided that any such change or elimination becomes effective only when there is no security outstanding under the indenture of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

  •
  to permit or facilitate the issuance of debt securities in uncertificated form, provided, that such action shall not adversely affect the interests of the holders in any material respect;

  •
  to secure the debt securities;

  •
  to establish the form or terms of additional debt securities of any series;

  •
  to evidence and provide for the acceptance of appointment by a successor trustee and to add to or change any of the provisions of the indenture as is necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

  •
  to cure any ambiguity, defect or inconsistency in the indenture, provided that such action shall not adversely affect the interests of holders in any material respect; or

  •
  to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities under the indenture provided that such action shall not adversely affect the interests of the holders in any material respect (Section 901).

    The indenture contains provisions for convening meetings of the holders of debt securities (Section 1501). A meeting will be permitted to be called at any time by the trustee, and also, upon request, by EOP Partnership or the holders of at least 10% in principal amount of the outstanding debt securities, in any such case upon notice given as provided in the indenture (Section 1502). Except for any consent that must be given by the holder of each debt security affected by specified modifications and amendments of the indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present will be permitted to be adopted by the affirmative vote of the holders of a majority in aggregate principal amount of the outstanding debt securities represented at that meeting; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities duly held in accordance with the indenture will be binding on all holders of debt securities of such series, whether or not present or represented at the meeting. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding or representing such specified percentage in principal amount of the outstanding debt securities of such series will constitute a quorum (Section 1504).

    Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected thereby, or of the holders of such series and one or more additional series:

  •
  there shall be no minimum quorum requirement for such meeting; and

  •
  the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indenture (Section 1504).

Satisfaction and Discharge

    We may discharge specified obligations to holders of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year, or scheduled for redemption within one year, by irrevocably depositing with the trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal, and premium or Make-Whole Amount, if any, and interest, and any additional amounts with respect thereto, to the date of such deposit, if such debt securities have become due and payable, or to the stated maturity or redemption date, as the case may be (Section 401).

Global Securities

    If the applicable prospectus supplement so indicates, the debt securities will be evidenced by one or more global securities, which will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, and registered in the name of Cede & Co., as DTC's nominee.

    Holders may hold their interests in any of the global securities directly through DTC, or indirectly through organizations which are participants in DTC. Transfers between participants will be effected in the ordinary way in accordance with DTC rules and will be settled in immediately available funds.

    Holders who are not DTC participants may beneficially own interests in a global security held by DTC only through participants, including some banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a Participant, either directly or indirectly, and have indirect access to the DTC system. So long as Cede & Co., as the nominee of DTC, is the registered owner of any global security, Cede for all purposes will be considered the sole holder of such global security. Except as provided below, owners of beneficial interests in a global security will not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form, and will not be considered the holders thereof.

    Neither we nor the trustee, nor any registrar or paying agent, will have any responsibility for the performance by DTC or their participants or indirect participants of their respective obligations under the rules and procedures governing their operations. DTC has advised EOP Partnership that it will take any action permitted to be taken by a holder of debt securities only at the direction of one or more participants whose accounts are credited with DTC interests in a global security.

    DTC has advised us as follows:

  •
  DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act;

  •
  DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, among participants in deposited securities through electronic book-entry changes to accounts of its participants, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations;

  •
  some of such participants, or their representatives, together with other entities, own DTC; and

  •
  the rules applicable to DTC and its participants are on file with the SEC.

    Purchases of debt securities under the DTC system must be made by or through participants, which will receive a credit for the debt securities on DTC's records. The ownership interest of each actual purchaser of each debt security is in turn to be recorded on the participant's and indirect participants' records. Purchasers will not receive written confirmation from DTC of their purchase, but purchasers are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participant or indirect participant through which the purchasers entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of participants acting on behalf of actual purchasers. Purchasers of debt securities will not receive certificates representing their ownership interests, except if the use of the book-entry system for the debt securities is discontinued.

    The deposit of debt securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC's records reflect only the identity of the participants whose accounts such debt securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

    The laws of some jurisdictions require that some purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global security.

    Redemption notices shall be sent to Cede & Co. If less than all of the principal amount of the global securities of the same series is being redeemed, DTC's practice is to determine by lot the amount of the interest of each participant therein to be redeemed.

    Conveyance of notices and other communications by DTC to participants, by participants to indirect participants and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

    Principal, Make-Whole Amount and interest payments on the debt securities will be made to DTC by wire transfer of immediately available funds. DTC's practice is to credit participants' accounts on the payable date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participant and not of DTC or EOP Partnership, subject to any statutory or regulation requirements as may be in effect from time to time. Payments of principal, Make-Whole Amount and interest to DTC is our responsibility, disbursement of such payments to participants is the responsibility of DTC, and disbursement of such payments to the beneficial owners of the debt securities is the responsibility of participants and indirect participants. Neither EOP Partnership nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    DTC may discontinue providing its services as securities depository with respect to the debt securities at any time by giving us reasonable notice. If DTC notifies us that it is unwilling or unable to continue as depository for any global security or if at any time DTC ceases to be a clearing agency registered as such under the Exchange Act when DTC is required to be so registered to act as such depository and no successor depository shall have been appointed within 90 days of such notification or of EOP Partnership becoming aware of DTC's ceasing to be so registered, as the case may be, certificates for the relevant notes will be printed and delivered in exchange for interests in such global security. Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for relevant debt securities in authorized denominations registered in such names as DTC shall direct. It is expected that such instruction will be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in such global security.

    We may decide to discontinue use of the system of book-entry transfers through DTC, or a successor securities depository. In that event, certificates representing the debt securities will be printed and delivered.

    The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we do not take responsibility for the accuracy thereof.

DESCRIPTION OF WARRANTS

    We may issue warrants for the purchase of debt securities. Warrants may be issued independently or together with any other debt securities offered by any prospectus supplement and may be attached to or separate from such debt securities. Each series of warrants will be issued under a separate warrant agreement, each, a warrant agreement, to be entered into between the EOP Partnership and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent of in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following sets forth some general terms and provisions of the warrants offered hereby. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.

    The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

  •
  the title of the warrants;

  •
  the aggregate number of the warrants;

  •
  the price or prices at which the warrants will be issued;

  •
  the title, aggregate principal amount and the terms of the debt securities purchasable upon exercise of the warrants;

  •
  the title, aggregate principal amount and terms of the other debt securities offered thereby with which the warrants are issued and the number of the warrants issued with each such debt security offered thereby;

  •
  the date, if any, on and after which the warrants and the related debt securities will be separately transferable;

  •
  the price (which may be expressed as a percentage of the principal amount and may be payable in cash, securities or other property) at which the related debt securities may be purchased upon exercise of the warrants;

  •
  the date(s) on which or the period(s) during which the right to exercise the warrants will commence and the date on which the right will expire, and any other restriction or limitation relating to the exercise of the warrants;

  •
  the minimum or maximum number of warrants which may be exercised at any one time;

  •
  whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

  •
  information with respect to book-entry procedures, if any;

  •
  a discussion of federal income tax considerations, if any; and

  •
  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

PLAN OF DISTRIBUTION

    We may sell the securities to one or more underwriters for public offering and sale by them or may sell the securities to investors directly or through agents. Any such underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.

    We may offer and sell the securities at a fixed price or prices, which may be changed, at prices related to the prevailing market prices at the time of sale or at negotiated prices for cash or assets in transactions that do not constitute a business combination within the meaning of Rule 145 promulgated under the Securities Act. We also may offer and sell debt securities upon the exercise of warrants. We also may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of the securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers from whom they may act as agent.

    Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specified civil liabilities, including liabilities under the Securities Act of 1933, as amended.

    If so indicated in the applicable prospectus supplement, we will authorize dealers acting as our agents to solicit offers by specified institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts, or contracts, providing for payment and delivery on the date or dates stated in such prospectus supplement. Each such contract will be for an amount not less than, and the aggregate principal amount of securities sold pursuant to such contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but will in all cases be subject to our approval. Such contracts will not be subject to any conditions except:

  •
  the purchase by an institution of the securities covered by its contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject; and

  •
  if the securities are being sold to underwriters, we shall have sold to such underwriters the total principal amount of the securities less the principal amount thereof covered by contracts.

    Some of the underwriters and their affiliates may engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business.

EXPERTS

    Ernst & Young LLP, independent auditors, have audited the consolidated financial statements and schedule of EOP Partnership included in EOP Partnership's Annual Report on Form 10-K for the year ended December 31, 1999, as set forth in their report, which is incorporated by reference in this registration statement. The EOP Partnership consolidated financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

    The consolidated financial statements of Cornerstone Properties Limited Partnership incorporated in this Registration Statement by reference to the audited historical financial statements included in EOP Operating Limited Partnership's Form 8-K dated July 5, 2000 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

    The legality of the securities will be passed upon for EOP Partnership by Hogan & Hartson L.L.P., Washington, D.C.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

    The following table sets forth the estimated fees and expenses payable by EOP Partnership in connection with the issuance and distribution of the securities being registered:

Registration Fee	$528,000
Printing and Duplicating Expenses	50,000
Legal Fees and Expenses	50,000
Accounting Fees and Expenses	50,000
Miscellaneous	50,000

Total	$728,000

Item 15.  Indemnification of Trustees and Officers

    Pursuant to its Second Amended and Restated Agreement of Limited Partnership, EOP Partnership is obligated to indemnify, to the fullest extent provided by law, any person or entity made a party to a proceeding by reason of its status as a general partner, a limited partner or a trustee, director or officer of EOP Partnership or any general partner and such other persons or entities as Equity Office may designate from time to time in its sole discretion (an "Indemnitee") from and against any and all losses, claims, damages, liabilities, joint or several, expenses, including attorneys' fees and other legal fees and expenses, judgments, fines, settlements and other amounts arising from or in connection with any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, incurred by the Indemnitee and relating to EOP Partnership or the general partners or the operation of, or the ownership of property by, any of them as set forth in the Partnership Agreement in which any such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established by a final determination of a court of competent jurisdiction that: (a) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty, (b) the Indemnitee actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. Any indemnification shall be made only out of the assets of EOP Partnership, and any insurance proceeds from the liability policy covering the general partners and any Indemnitee, and neither a general partner nor any limited partner shall have any obligation to contribute to the capital of EOP Partnership or otherwise provide funds to enable EOP Partnership to fund its indemnity obligations. EOP Partnership is obligated to advance amounts to an Indemnitee for expenses upon receipt of (a) a written affirmation of the Indemnitee that it believes it has met the standard of conduct necessary to entitle it to indemnification and (b) a written undertaking of the Indemnitee that it will repay any such advances if it shall be ultimately determined that it did not meet such standard of conduct. The foregoing indemnification rights are in addition to any other rights afforded to an Indemnitee under any other agreement, by vote of the partners, under applicable law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement pursuant to which such Indemnitees are indemnified. EOP Partnership is authorized to purchase and maintain insurance on behalf of the Indemnitees with respect to the foregoing matters. EOP Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to EOP Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interests of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of EOP Partnership. An Indemnitee shall not be denied indemnification in whole or in part because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of the Partnership Agreement.

Item 16.  Exhibits

4.1	Form of Indenture
5.1*	Opinion of Hogan & Hartson L.L.P. regarding the legality of the securities being registered
12.1	Statement of Computation of Ratios
23.1	Consent of Ernst & Young LLP
23.2	Consent of PricewaterhouseCoopers LLP
23.3*	Consent of Hogan & Hartson L.L.P. (included as part of Exhibit 5.1)
24.1	Power of Attorney (included in signature page)
25.1	Statement of Eligibility of Trustee

*
To be filed by amendment.

Item 17.  Undertakings

(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (i) and (ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the Securities offered herein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the Securities offered herein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to existing provisions or arrangements whereby the registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act of 1933, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois, on this      day of      , 2000.

EOP OPERATING LIMITED PARTNERSHIP BY: EQUITY OFFICE PROPERTIES TRUST
By:	/s/ TIMOTHY H. CALLAHAN Timothy H. Callahan President and Chief Executive Officer

POWER OF ATTORNEY

    We, the undersigned trustees and officers of Equity Office Properties Trust, the general partner of EOP Operating Limited Partnership, do hereby constitute and appoint Timothy H. Callahan and Stanley M. Stevens and each and either of them, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our names and our behalf in our capacities as trustees and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable EOP Operating Limited Partnership to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, including specifically, but without limitation, any and all amendments, including post-effective amendments, hereto; and we hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of the       day of      , 2000.

Signature	Title
/s/ SAMUEL ZELL Samuel Zell	Chairman of the Board of Trustees
/s/ TIMOTHY H. CALLAHAN Timothy H. Callahan	Trustee
/s/ SHELI Z. ROSENBERG Sheli Z. Rosenberg	Trustee
/s/ THOMAS E. DOBROWSKI Thomas E. Dobrowski	Trustee
/s/ JAMES D. HARPER, JR. James D. Harper, Jr.	Trustee

/s/ JERRY M. REINSDORF Jerry M. Reinsdorf	Trustee
/s/ WILLIAM M. GOODYEAR William M. Goodyear	Trustee
/s/ DAVID K. MCKOWN David K. McKown	Trustee
/s/ EDWIN N. SIDMAN Edwin N. Sidman	Trustee
/s/ D. J. A. DE BOCK D. J. A. de Bock	Trustee
/s/ JOHN S. MOODY John S. Moody	Trustee
/s/ WILLIAM WILSON III William Wilson III	Trustee
Jan H.W.R. van der Vlist	Trustee

INDEX TO EXHIBITS

4.1	Form of Indenture
5.1*	Opinion of Hogan & Hartson L.L.P. regarding the legality of the securities being registered
12.1	Statement of Computation of Ratios
23.1	Consent of Ernst & Young LLP
23.2	Consent of PricewaterhouseCoopers LLP
23.3*	Consent of Hogan & Hartson L.L.P. (included as part of Exhibit 5.1)
24.1	Power of Attorney (included in signature page)
25.1	Statement of Eligibility of Trustee

*
To be filed by amendment.

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INDEX TO EXHIBITS